As filed with the Securities and Exchange Commission on November 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAREPTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

93-0797222

(IRS Employer Identification No.)

215 First Street, Suite 7

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2011 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Christopher Garabedian

President and Chief Executive Officer

Sarepta Therapeutics, Inc.

215 First Street, Suite 7

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(857) 243-3700

(Telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 Par Value	3,620,000 (2)	$14.53 (3)	$52,598,600	$6,774.70
Common Stock, $0.0001 Par Value	250,000 (4)	$14.53 (3)	$3,632,500	$467.87

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated 2011 Equity Incentive Award Plan (the “2011 Plan”) and the 2013 Employee Stock Purchase Plan (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.
(2)	Represents 3,620,000 shares of Common Stock available for future issuance under the 2011 Plan as of November 12, 2013.
(3)	This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $14.53 per share, which is the weighted average of the high and low prices for the registrant’s common stock as reported on the NASDAQ Market on November 12, 2013.
(4)	Represents 250,000 shares of common stock available for future issuance under the ESPP as of November 12, 2013.

Proposed sale to take place as soon after the effective date of this

Registration Statement as awards under the plans are exercised and/or vest.

INTRODUCTION

This Registration Statement registers the offer and sale of an additional 3,620,000 shares of Registrant’s common stock for issuance under the 2011 Plan and 250,000 shares of the Registrant’s common stock for issuance under the ESPP. In accordance with Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-175031) are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including information specifically incorporated by reference into the Form 10-K from the Registrant’s Definitive Proxy Statement for its 2013 Annual Meeting of Stockholders filed with the Commission on April 30, 2013, filed by the Registrant with the Commission on March 15, 2013;

(b)	The Registrant’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, filed by the Registrant with the Commission on May 9, 2013, August 8, 2013 and November 12, 2013, respectively;

(c)	The Registrant’s current reports on Form 8-K, filed by the Registrant with the Commission on April 11, 2013, April 19, 2013, July 1, 2013, July 3, 2013 and July 24, 2013 and October 4, 2013;

(d)	The Registrant’s current report on Form 8-K12B, filed by the Registrant with the Commission on June 6, 2013; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A12G, filed by the Registrant with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 29, 1997, including any amendments or reports filed for the purpose of updating such description, including the Registrant’s current report on Form 8-K12B, filed by the Registrant with the Commission on June 6, 2013 (File No. 001-14895).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document, or current report furnished under Items 2.02 or 7.01 of Form 8-K, that is not deemed filed with the Commission. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors and officers and permits indemnification of employees and other agents to the maximum extent permitted by the DGCL. In addition, we intend to enter into indemnification agreements with our directors, officers and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, we carry director and officer liability insurance.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.1	6/6/13

4.2	Bylaws of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.2	6/6/13

4.3	Form of Common Stock Certificate	10-Q	001-14895	4.1	8/8/2013

4.4	Sarepta Therapeutics, Inc. Amended and Restated 2011 Equity Incentive Plan	8-K12B	001-14895	10.1	6/6/13

4.5	Form of Stock Option Award Agreement under the Amended and Restated 2011 Equity Incentive Plan	10-Q	001-14895	10.5	8/8/2013

4.6	Form of Notice of Grant of Restricted Stock under the Amended and Restated 2011 Equity Incentive Plan	10-Q	001-14895	10.4	8/8/2013

4.7	Form of Restricted Stock Unit Award Agreement under 2011 Equity Incentive Plan	8-K	001-14895	10.1	4/25/12

4.8	Form of Stock Appreciate Right Award Agreement under the 2011 Equity Incentive Plan	10-Q	001-14895	10.2	9/30/12

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

23.2	Consent of KPMG LLP, independent registered public accounting firm					X

24.1	Power of attorney (included in the signature page to this Registration Statement)					X

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that: paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers,” or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 12th day of November, 2013.

SAREPTA THERAPEUTICS, INC.

By:	/s/ Christopher Garabedian
Name:	Christopher Garabedian
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Christopher Garabedian, Sandesh Mahatme and David Tyronne Howton, or any of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Garabedian Christopher Garabedian	President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2013

/s/ Sandesh Mahatme Sandesh Mahatme	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	November 12, 2013

/s/ William Goolsbee William Goolsbee	Chairman of the Board	November 12, 2013

/s/ M. Kathleen Behrens M. Kathleen Behrens, Ph.D.	Director	November 12 2013

/s/ Anthony Chase Anthony Chase	Director	November 12, 2013

/s/ John C. Hodgman John C. Hodgman	Director	November 12, 2013

EXHIBIT INDEX

		Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.1	6/6/13

4.2	Bylaws of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.2	6/6/13

4.3	Form of Common Stock Certificate	10-Q	001-14895	4.1	8/8/2013

4.4	Sarepta Therapeutics, Inc. Amended and Restated 2011 Equity Incentive Plan	8-K12B	001-14895	10.1	6/6/13

4.5	Form of Stock Option Award Agreement under the Amended and Restated 2011 Equity Incentive Plan	10-Q	001-14895	10.5	8/8/2013

4.6	Form of Notice of Grant of Restricted Stock under the Amended and Restated 2011 Equity Incentive Plan	10-Q	001-14895	10.4	8/8/2013

4.7	Form of Restricted Stock Unit Award Agreement under 2011 Equity Incentive Plan	8-K	001-14895	10.1	4/25/12

4.8	Form of Stock Appreciate Right Award Agreement under the 2011 Equity Incentive Plan	10-Q	001-14895	10.2	9/30/12

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

23.2	Consent of KPMG LLP, independent registered public accounting firm					X

24.1	Power of attorney (included in the signature page to this Registration Statement)					X